Exhibit 32.2
CERTIFICATION OF THE CFO OF ATARI, INC. PURSUANT TO 18 U.S.C. SECTION 1350, AS
ADOPTED PURSUANT TO 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Amendment No. 1 to the Annual Report of Atari, Inc. (the “Company”) on Form 10-K for the fiscal year ended March 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Diane Price Baker, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Diane Price Baker

Name: Diane Price Baker
Title: Chief Financial Officer
Date: October 18, 2005